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                                                                       EXHIBIT 5

                                 January , 2002

THQ Inc.
27001 Agoura Road, Suite 325
Calabasas Hills, CA  91301

               Re: Registration Statement on Form S-3

Gentlemen/Ladies:

        We have acted as counsel for THQ Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 858,203 shares (the "Shares") of common stock, par value $0.01 per share, of the Company, pursuant to the above-captioned registration statement (the "Registration Statement"), relating to the registration of the offer and sale from time to time of the Shares by the selling securityholders named therein.

        In rendering the opinion contained herein, we have examined the certificate of incorporation and bylaws of the Company, each as currently in effect, and relied upon a copy of the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials, corporate records and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original document of any copy thereof submitted to us for our examination.

        Based upon and subject to the foregoing, it is our opinion that the Shares have been legally issued and are fully paid and nonassessable.

        We express no opinion herein as to any law other than the federal law of the United States of America, the law of the State of California, the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act as each of those laws is in effect as of the date hereof, and we express no opinion as to the laws of any other state or jurisdiction (including, but not limited to, ordinances, regulations or practices of any county, city or other local government agency or body within the State of California) or any other laws, ordinances, regulations or practices of the State of Delaware.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. This opinion letter is limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. The opinion expressed herein is given as of the date hereof, and we assume no obligation to advise you of any changes in any underlying fact or circumstance that may hereafter be brought to our attention or occur.

                                              Very truly yours,
                                              /s/ Sidley Austin Brown & Wood LLP